Letterhead of Ernst & Young LLP


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Accountants" and "Financial Statements" in Post-Effective Amendment No. 24 under the Securities Act of 1933 and Amendment No. 24 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-75340) and related Prospectus and Statement of Additional Information of Guinness Flight Investment Funds and to the incorporation by reference therein of our report dated February 10, 1999, with respect to the financial statements and financial highlights included in the Annual Report for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP


Los Angeles, California
December 10, 1999